        Investment Banking Warrant Agreement (the "Investment Banking Warrant Agreement" or "Agreement"), dated as of January 20, 1998, between Coventry Industries Corp. (the "Company"), and Barron Chase Securities, Inc., (the "Investment Banker").

                              W I T N E S S E T H:

        WHEREAS, the Company and the Investment Banker have agreed, pursuant to an Financial Advisory Agreement dated as of the date hereof between the Company and the Investment Banker, that the Investment Banker shall furnish certain investment banking, business and financial related advice and services to the Company on the terms and conditions provided therein; and

        WHEREAS, the Company proposes to issue to the Investment Banker and/or persons designated by the Investment Banker (the "Holder"), Investment Banker Purchase Warrants (the "Warrants") for the purchase of up to 300,000 shares of the Company's Common Stock (the "Shares" or "Warrant Securities") at $4.50 per share pursuant to the Financial Advisory Agreement.

        NOW, THEREFORE, in consideration of the premises, the payment by the Investment Banker to the Company of TEN DOLLARS AND NO CENTS ($10.00), the agreements herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Grant and Period.

         The aforesaid recitals are true and accurate. Pursuant to the Warrants, the Holders are hereby granted the right to purchase from the Company, at any time during the period commencing on the date of this Agreement and expiring three (3) years thereafter (the "Expiration Time"), up to 300,000 shares of the Company's Common Stock at an initial exercise price (subject to adjustment as provided in Article 8 hereof) of $4.50 per share (the "Exercise Price" or "Purchase Price").

         Except as specifically otherwise provided herein, the Shares constituting the Warrant Securities shall bear the same terms and conditions as such securities designated in the Company's Articles of Incorporation and any amendments thereto, and the Holders shall have registration rights under the Securities Act of 1933, as amended (the "Act"), for the Shares, as more fully described in paragraph seven (7) of this Investment Banking Warrant Agreement.

         2. Warrant Certificates.

        The warrant certificates (the "Warrant Certificate") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in the form of Warrant Certificate, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

        3.      Exercise of Warrant.

        3.1 Full Exercise. The Holder hereof may effect a cash exercise of the Warrants by surrendering the Warrant Certificate, together with a Subscription in the form of Exhibit "A" attached thereto, duly executed by such Holder to the Company, at any time prior to the Expiration Time, at the Company's principal office, accompanied by payment in cash or by certified or official bank check payable to the order of the Company in the amount of the aggregate purchase price (the "Aggregate Price"), subject to any adjustments provided for in this Agreement. The aggregate price hereunder for each Holder shall be equal to the exercise price as set forth in Section six (6) hereof multiplied by the number of Shares that are the subject of each Holder's Warrant (as adjusted as hereinafter provided).

         3.2 Partial Exercise. The securities referred to in paragraph 3.1 above also may be exercised from time to time in part by surrendering the Warrant Certificate in the manner specified in Section 3.1 hereof, except that the Purchase Price payable shall be equal to the number of securities being purchased hereunder multiplied by the per security Purchase Price, subject to any adjustments provided for in this Agreement. Upon any such partial exercise, the Company, at its expense, will forthwith issue to the Holder hereof a new Warrant Certificate or Warrants of like tenor calling in the aggregate for the number of securities (as constituted as of the date hereof) for which the Warrant Certificate shall not have been exercised, issued in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct.

        4.      Issuance of Certificates.

        Upon the exercise of the Warrants, the issuance of certificates for the shares of Common Stock and/or other securities shall be made forthwith (and in any event within three (3) business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

        The Warrant Certificates and the certificates representing the shares of Common Stock and/or other securities shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

         5. Restriction On Transfer of Warrants.

        The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, except in accordance with applicable law.

         6. Exercise Price.

         6.1 Initial and Adjusted Exercise Prices.

         The initial exercise price of each Warrant shall be $4.50 per Share. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

         7. Registration Rights.

         7.1 Registration Under the Securities Act of 1933.

         The Warrants and the shares of Common Stock issuable upon exercise of the Warrants (collectively the "Registrable Securities") have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares shall bear the following legend in the event there is no current registration statement effective with the Securities and Exchange Commission at such time as to such securities:

The securities represented by this certificate may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act and applicable state securities laws is available.

        7.2     Piggyback Registration.

        If, at any time commencing after the date of this Agreement, subject to the existing rights granted to Pro Futures Special Equities Fund, L.P. and the parties related thereto, the Company prepares and files a Registration Statement under the Act, or a Notification on Form 1-A or otherwise registers securities under the Act, or files a similar disclosure document with the Securities and Exchange Commission (the "Commission" or "SEC") (collectively the "Registration Documents") as to any of its securities under the Act (other than under a Registration Statement pursuant to Form S-8 or Form S-4) it will give written notice by registered mail, at least twenty (20) days prior to the filing of each such Registration Document, to the Investment Banker and to all other Holders of the Registrable Securities of its intention to do so. If the Investment Banker and/or other Holders of the Registrable Securities notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any such Registrable Securities in such proposed Registration Documents, the Company shall afford the Investment Banker and such Holders of such Registrable Securities the opportunity to have any Registrable Securities registered under such Registration Documents. Registration Document(s) are also referred to as "registration statement(s)".

        Notwithstanding the provisions of this Section 7.2, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.2 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed Registration Document, or to withdraw the same after the filing but prior to the effective date thereof.

        In connection with any registration pursuant to this paragraph involving an underwritten offering, if the managing underwriter or underwriters advise the Company in writing that, in its or their opinion, the number of Registrable Securities requested to be included in such registration would make it impracticable to successfully market the offering (including, without limitation, a material decrease in the price at which such securities can be sold), then the amount of Registrable Securities included in the offering shall be reduced and the Registrable Securities and the other securities to be offered shall participate in such offering as follows: (i) securities to sold by the Company shall have priority over all securities to offered by stockholders of the Company, including the Holders and (ii) if securities in the excess of the Company's securities can, in the good faith judgment of such managing underwriter or underwriters, successfully be marketed in such offering, the Registrable Securities and the other securities to be offered by stockholders of the Company, including the Holders, shall be included in such offering, subject to reduction pro rata in proportion to the number of securities proposed to be included in such offering by the Holders and other stockholders (based on underlying numbers of shares of Common Stock). To the extent any Registrable Securities are excluded from registration pursuant to this paragraph, the Company will, within nine (9) months of completion of the underwritten offering from which such Registrable Securities were excluded, file at the expense of the Company, a registration statement so as to permit a public offering and sale, for a period of nine (9) months (or such longer period as permitted under the Act), of such excluded Registrable Securities, which shall be in addition to any registration statement required to be filed pursuant to this Agreement.
        7.3     Demand Registration.

        (a) At any time commencing after the date of this Agreement, and after the effectiveness of the Registration Statement relating to Pro Futures Special Equities Fund, L.P. and the parties related thereto, the Holders of Registrable Securities representing more than 50% of such securities at that time outstanding shall have the right (which right is in addition to the registration rights under Section 7.2 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Commission, on two occasions, a registration statement and/or such other documents, including a prospectus, and/or any other appropriate disclosure document as may be reasonably necessary in the opinion of both counsel for the Company and counsel for the Investment Banker and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Registrable Securities for nine (9) consecutive months (or such longer period of time as permitted by the Act) by such Holders and any other Holders of any of the Registrable Securities who notify the Company within ten (10) days after being given notice from the Company of such request. A Demand Registration shall not be counted as a Demand Registration hereunder until such Demand Registration has been declared effective by the SEC and maintained continuously effective for a period of at least nine months or such shorter period when all Registrable Securities included therein have been sold in accordance with such Demand Registration, provided that a Demand Registration shall be counted as a Demand Registration hereunder if the Company ceases its efforts in respect of such Demand Registration at the request of the majority Holders making the demand for a reason other than a material and adverse change in the business, assets, prospects or condition (financial or otherwise) of the Company and its subsidiaries taken as a whole.

         (b) The Company covenants and agrees to give written notice of any registration request under this Section 7.3 by the majority of the Holders to all other registered Holders of any of the Registrable Securities within ten
(10) days from the date of the receipt of any such registration request.

         (c) Any written request by the Holders made pursuant to this Section
7.3 shall:

         (i) specify the n umber of Registrable Securities which the Holders intend to offer and sell and the minimum price at which the Holders intend to offer and sell such securities;

        (ii) state the intention of the Holders to offer such securities for sale;

        (iii) describe the intended method of distribution of such securities;
and

         (iv) contain an undertaking on the part of the Holders to provide all such information and materials concerning the Holders and take all such action as may be reasonably required to permit the Company to comply with all applicable requirements of the Commission and to obtain acceleration of the effective date of the registration statement.

        (d) In the event the Company receives from the Holders of any Registrable Securities representing more than 50% of such securities at that time outstanding, a request that the Company effect a registration on Form S-3 with respect to the Registrable Securities and if Form S-3 is available for such offering, the Company shall, as soon as practicable, effect such registration as would permit or facilitate the sale and distribution of the Registrable Securities as are specified in the request. All expenses incurred in connection with a registration requested pursuant to this Section shall be borne by the Company, except the Holders shall bear the costs of their counsel and any brokerage commissions. Registrations effected pursuant to this Section 7.3(e) shall not be counted as registrations pursuant to Section 7.3(a) and 7.3(c) hereof.

         7.4 Covenants of the Company With Respect to Registration.

        In connection with any registration under Section 7.2 or 7.3 hereof, the Company covenants and agrees as follows:

         (a) The Company shall use its reasonable best efforts to file a registration statement within forty-five (45) days of receipt of any demand pursuant to Section 7.3, and shall use its best efforts to have any such registration statement declared effective at the earliest practicable time. The Company will promptly notify each seller of such Registrable Securities and confirm such advice in writing, (i) when such registration statement becomes effective, (ii) when any post-effective amendment to such registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information.

        The Company shall furnish to each seller of such Registrable Securities such number of copies of such registration statement and of each such amendment and supplement thereto (in each case including each preliminary prospectus and summary prospectus) in conformity with the requirements of the Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller.

         (b) The Company shall pay all costs (excluding transfer taxes, if any, and fees and expenses of Holder(s)' counsel and the Holder's pro-rata portion of the selling discount or commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 7.2 and 7.3 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses.

        (c) The Company shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be reasonably necessary to keep such registration statement effective for at least nine months (or such longer period as permitted by the Act), and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers of Registrable Securities set forth in such registration statement. If at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing a stop order suspending the effectiveness of any such registration statement, the Company will promptly notify each seller of such Registrable Securities and will use all reasonable efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will use its good faith reasonable efforts and take all reasonably necessary action which may be required in qualifying or registering the Registrable Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are required by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction. The Company shall use its good faith reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities of the United States or any State thereof as may be reasonably necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

        (d) The Company shall indemnify the Holder(s) of the Registrable Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from statements contained in such registration statement not provided in writing by the Holders.

        (e) Each of the Holder(s) of the Registrable Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from written information furnished by such Holder, or their successors or assigns, for specific inclusion in such registration statement and to the extent that the maximum amount which may be recovered from each Holder pursuant to this paragraph or otherwise shall be limited to the amount of net proceeds received by the Holder from the sale of the Registrable Securities.

         (f) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the filing of any registration statement or the effectiveness thereof.

         (g) The Company shall not permit the inclusion of any securities other than the Registrable Securities to be included in any registration statement filed pursuant to Section 7.3 hereof without the prior written consent of the Holders of the Registrable Securities representing a majority of such securities.

        (h) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

        (i) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and the managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

        (j) With respect to a registration statement filed pursuant to Section 7.3, the Company, if requested, shall enter into an underwriting agreement with the managing underwriter, reasonably satisfactory to the Company, selected for such underwriting by Holders holding a majority of the Registrable Securities requested to be included in such underwriting. Such agreement shall be satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders, if required by the Underwriter to be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities, may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

        (k) Notwithstanding the provisions of paragraph 7.2 or paragraph 7.3 of this Agreement, the Company shall not be required to effect or cause the registration of Registrable Securities pursuant to paragraph 7.2 or paragraph
7.3 hereof if, within thirty (30) days after its receipt of a request to register such Registrable Securities (i) counsel for the Company delivers an opinion to the Holders requesting registration of such Registrable Securities, in form and substance satisfactory to counsel to such Holder(s), to the effect that the entire number of Registrable Securities proposed to be sold by such Holder(s) may otherwise be sold, in the manner proposed by such Holder(s), without registration under the Securities Act, or (ii) the SEC shall have issued a no-action position, in form and substance satisfactory to counsel for the Holder(s) requesting registration of such Registrable Securities, to the effect that the entire number of Registrable Securities proposed to be sold by such Holder(s) may be sold by it, in the manner proposed by such Holder(s), without registration under the Securities Act.

        (l) After the date of this Agreement, the Company shall not, directly or indirectly, enter into any merger, business combination or consolidation in which (a) the Company shall not be the surviving corporation and (b) the stockholders of the Company are to receive, in whole or in part, capital stock or other securities of the surviving corporation, unless the surviving corporation shall, prior to such merger, business combination or consolidation, agree in writing to assume the obligations of the Company under this Agreement, and for that purpose references hereunder to "Registrable Securities" shall be deemed to include the securities which the Holders would be entitled to receive in exchange for Registrable Securities under any such merger, business combination or consolidation, provided that to the extent such securities to be received are convertible into shares of Common Stock of the issuer thereof, then any such shares of Common Stock as are issued or issuable upon conversion of said convertible securities shall also be included within the definition of "Registrable Securities".

         8. Adjustments to Exercise Price and Number of Securities.

         8.1 Adjustment for Dividends, Subdivisions, Combinations or Reclassifications.

        In case the Company shall (a) pay a dividend or make a distribution in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company; then, and in each such case, the per share Exercise Price and the number of Warrant Securities in effect immediately prior to such action shall be adjusted so that the Holder of this Warrant thereafter upon the exercise hereof shall be entitled to receive the number and kind of shares of the Company which such Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto. An adjustment made pursuant to this Section shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section, the Holder of this Warrant shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall determine the allocation of the adjusted Exercise Price between or among shares of such class of capital stock.

         Immediately upon any adjustment of the Exercise Price pursuant to this Section, the Company shall send written notice thereof to the Holder of Warrant Certificates (by first class mail, postage prepaid), which notice shall state the Exercise Price resulting from such adjustment, and any increase or decrease in the number of Warrant Securities to be acquired upon exercise of the Warrants, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         8.2 Adjustment For Reorganization, Merger or Consolidation.

        In case of any reorganization of the Company or consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental Warrant Agreement providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such warrant might have been exercised immediately prior to such reorganization, consolidation, merger, conveyance, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 8 and such registration rights and other rights as provided in this Agreement. The Company shall not effect any such consolidation, merger, or similar transaction as contemplated by this paragraph, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing, receiving, or leasing such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Holders, the obligation to deliver to the Holders, such shares of stock, securities, or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase, and to perform the other obligations of the Company under this Agreement. The above provision of this Subsection shall similarly apply to successive consolidations or successively whenever any event listed above shall occur.

        8.3     Dividends and Other Distributions.

        In the event that the Company shall at any time prior to the exercise of all Warrants distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than a distribution made as a cash dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdictions of incorporation of the Company), whether issued by the Company or by another, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such distribution as if the Warrants had been exercised immediately prior to such distribution. At the time of any such distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this subsection or an adjustment to the Exercise Price, which shall be effective as of the day following the record date for such distribution.

        8.4     Adjustment in Number of Securities.

        Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of securities issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price. 8.5 No Adjustment of Exercise Price in Certain Cases.

         No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than 5 cents ($.05) per Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 5 cents ($.05) per Share.

         8.6 Accountant's Certificate of Adjustment.

        In each case of an adjustment or readjustment of the Exercise Price or the number of any securities issuable upon exercise of the Warrants, the Company, at its expense, shall cause independent certified private accountants of recognized standing selected by the Company (who may be the independent certified private accountants then auditing the books of the Company) to compute such adjustment or readjustment in accordance herewith and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to any Holder of the Warrants at the Holder's address as shown on the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based including, but not limited to, a statement of (i) the Exercise Price at the time in effect, and (ii) the number of additional securities and the type and amount, if any, of other property which at the time would be received upon exercise of the Warrants.

         9. Exchange and Replacement of Warrant Certificates.

        Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

        Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

         10. Elimination of Fractional Interest.

        The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue script or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests may be eliminated, at the Company's option, by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights, or in lieu thereof paying cash equal to such fractional interest multiplied by the current value of a share of Common Stock.

        11.     Reservation.

         The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants, and payment of the Exercise Price therefor, all shares of Common Stock and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder.

        12.     Notices to Warrant Holders.

        Nothing contained in this Agreement shall be construed as conferring upon the Holders of the Warrants the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

         (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

         (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

         (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date of the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notices shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

         13. Notices.

        All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, or mailed by registered or certified mail, return receipt requested:

         (a) If to the registered Holder of any of the Registrable Securities, to the address of such Holder as shown on the books of the Company; or

         (b) If to the Company, to the address set forth below or to such other address as the Company may designate by notice to the Holders.

                                Robert Hausman, President
                                Coventry Industries Corp.
                                7777 Glades Road, Suite 211
                                Boca Raton, Florida 33434

With a copy to:                 Joel Mayersohn, Esq.
                                Atlas, Pearlman & Trop & Borkson, P.A.
                                New River Center, Suite 1900
                                200 East Las Olas Boulevard
                                Ft. Lauderdale, FL 33301


        14.     Entire Agreement: Modification.

        This Agreement (and the Financial Advisory Agreement to the extent applicable) contain the entire understanding between the parties hereto with respect to the subject matter hereof, and the terms and provisions of this Agreement may not be modified, waived or amended except in a writing executed by the Company and the Holders of at least a majority of Registrable Securities (based on underlying numbers of shares of Common Stock). Notice of any modification, waiver or amendment shall be promptly provided to any Holder not consenting to such modification, waiver or amendment.

        15.     Successors.

        All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

        16.     Governing Law; Submission to Jurisdiction.

        This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws. The Company, the Investment Banker and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of Florida or of the United States of America for the Southern District of Florida, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Investment Banker and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Investment Banker and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 14 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

        17.     Severability.

        If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

        18.     Captions.

        The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

        19. Benefits of this Agreement.

        Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Investment Banker and any other registered Holder(s) of the Warrant Certificates or Registrable Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Investment Banker and any other Holder(s) of the Warrant Certificates or Registrable Securities. 20. Counterparts.

        This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

        IN WITNESS HEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.


                                               COVENTRY INDUSTRIES CORP.


                                         By:
                                             ----------------------------------
                                               Robert Hausman, President

Attest:


----------------------------------
 Carolyn Hamrick, Secretary

                                               BARRON CHASE SECURITIES, INC.


                                         By:
                                             ----------------------------------
                                               Robert T. Kirk, President

                            COVENTRY INDUSTRIES CORP.


WARRANT CERTIFICATE


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE Warrant Agreement REFERRED TO HEREIN.

EXERCISABLE ON OR BEFORE
5:30 P.M, EASTERN TIME ON JANUARY 19, 2003

NO. W-                   Warrants


        This Warrant Certificate certifies that , or registered assigns, is the registered holder of Warrants to purchase, initially, at any time from January 20, 1998 ("Purchase Date") until 5:30 p.m. Eastern time on January 19, 2003 ("Expiration Date"), up to shares of Coventry Industries Corp. (the "Company") Common Stock ("Shares") at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $4.50 per share, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Investment Banking Warrant Agreement dated as of January 20, 1998, between the Company and Barron Chase Securities, Inc. (the "Investment Banking Warrant Agreement"). Payment of the Exercise Price shall be made by certified check or official bank check in New York Clearing House funds payable to the order of the Company.

        No Warrant may be exercised after 5:30 p.m., Eastern time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

        The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Investment Banking Warrant Agreement, which Investment Banking Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation or rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Investment Banking Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Investment Banking Warrant Agreement.

        Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Investment Banking Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

        Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

        The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

        All terms used in this Warrant Certificate which are defined in the Investment Banking Warrant Agreement shall have the meanings assigned to them in the Investment Banking Warrant Agreement.

        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the 20th day of January, 1998.

                                         COVENTRY INDUSTRIES CORP.


                                          By:
                                             ----------------------------------
                                             Robert Hausman, President
Attest:


------------------------------
Carolyn Hamrick, Secretary

                                  EXHIBIT "A"

FORM OF SUBSCRIPTION (CASH EXERCISE)

                 (To be signed only upon exercise of Warrants)


TO:     Coventry Industries Corp.
        7777 Glades Road, Suite 211
        Boca Raton, Florida 33434




         The undersigned, the Holder of Warrant Certificate number , for the purchase of Shares of Coventry Industries Corp. (the "Company"), which Warrant Certificate is being delivered herewith, hereby irrevocably elects to exercise the purchase right provided by the Warrant Certificate for, and to purchase thereunder, Shares of the Company, and herewith makes payment of $ therefor, and requests that the certificates for such Shares be issued in the name of, and
delivered to,                                       , whose address is,




Dated:





     (Signature must conform in all respects to name of Holder as specified on the face of the Warrant Certificate)





                                                        (Address)

                              (FORM OF ASSIGNMENT)



(To be exercised by the registered holder if such holder desires to transfer the Warrant Certificate.)




FOR VALUE RECEIVED                     hereby sells, assigns and transfers unto

                     (Print name and address of transferee)

         this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, and full power of substitution.


Dated:                                          Signature:



     (Signature must conform in all respects to name of holder as specified on the fact of the Warrant Certificate)




        (Insert Social Security or Other Identifying Number of Assignee)